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BENCHMARK ELECTRONICS, INC.

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Benchmark Electronics Responds to Engaged Capital

ANGLETON, Texas, Feb. 24, 2016 -- Benchmark Electronics, Inc. (NYSE: BHE) today issued the following statement in response to Engaged Capital:

“Benchmark welcomes open communications with its shareholders and values input that may advance our goal of continued shareholder value creation. While it is the Company’s policy not to comment on discussions with individual shareholders, it is important to note that the independent Chairs of the Board of Directors and the Nominating / Governance Committee, as well as members of the Company’s senior management team, have had numerous discussions with Engaged Capital since June 2015.

Benchmark has sought to work constructively with Engaged Capital. Benchmark repeatedly requested that Engaged Capital provide contact details for its proposed director candidates so that they could be included in the Company’s candidate review process, beginning with an initial screening by an independent third-party search firm.  However, Engaged Capital rejected the Company’s repeated requests.  The Benchmark Board believes that conducting a reasonable diligence process prior to agreeing to appoint Engaged Capital’s director candidates is essential to protecting the interests of all shareholders. The Benchmark Board remains willing to work constructively with Engaged Capital in a manner that serves the interests of all shareholders in order to avoid a costly proxy contest.

Benchmark has made meaningful progress on transitioning the Company’s business portfolio towards higher-value markets such as Industrials, Medical and Test & Instrumentation and is confident that it is taking the right steps to further enhance operational and financial performance. The markets emphasized by the Company’s strategic plan are characterized by longer lifecycle products and extended manufacturing contracts with customers who have greater outsourcing needs and require higher value-added and engineering-led solutions. These factors are enabling Benchmark to build a platform to deliver sustainable, value-enhancing growth with higher margins, better return on investment and lower volatility than traditional Computing, Consumer and Telco markets.

Through the focused execution of its strategic plan, the Company has consistently delivered solid results and strong performance relative to industry peers. In fact, the Company’s recently announced fourth-quarter and full-year 2015 results demonstrate the success of its strategy:

•	Solid profitability, evidenced by a fourth quarter 4.5% non-GAAP operating margin.
•	Non-GAAP operating margin improved 50 basis points year-over-year and 20 basis points quarter-over-quarter due to portfolio mix, lean and operational excellence initiatives, and working capital management.
•	Achieved a record 55% revenue contribution from higher-value markets, marking the fifth consecutive quarter in which higher-mix markets exceeded 50% of revenue.
•	Recognized 83% of new bookings from targeted higher-value markets in 2015.
•	Returned $16 million to shareholders through share repurchases in the fourth quarter.

Benchmark takes a balanced approach to capital allocation, and the Company’s financial flexibility allows it to strategically and thoughtfully designate spending on growth initiatives, both through acquisitions and by reinvesting in the business, while also returning capital to shareholders. Benchmark has returned more than $68 million over the last 12 months and will continue returning capital to shareholders through share repurchase programs. In fact, in December 2015, the Benchmark Board authorized a new $100 million share repurchase program.

Benchmark has an experienced Board that is actively engaged in the oversight of the Company’s strategy and committed to driving sustainable value creation for all shareholders. The Board currently comprises eight directors, seven of whom are independent, with a deep, diverse mix of skills and experiences. In the last five years, Benchmark has added three new independent directors, each bringing fresh perspective and insight to the Board.

The Benchmark Board and management team are committed to delivering value for all shareholders, and will continue to take actions to achieve this objective.”

The Benchmark Board will present its formal recommendation regarding director nominations in the Company’s proxy materials to be filed with the Securities and Exchange Commission. Benchmark shareholders are not required to take any action at this time.

J.P. Morgan Securities LLC is acting as financial advisor to Benchmark and Cravath, Swaine & Moore LLP is acting as its legal counsel.

About Benchmark Electronics, Inc.
Benchmark provides integrated manufacturing, design and engineering services to original equipment manufacturers of industrial equipment (including equipment for the aerospace and defense industries), telecommunication equipment, computers and related products for business enterprises, medical devices, and test and instrumentation products.  Benchmark’s global operations include facilities in seven countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

Forward-Looking Statements
This press release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934.  The words “should,” "expect," "estimate," "anticipate," "predict," "goals," “will” and similar terms, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Our forward-looking statements include, among other things, Benchmark's business and growth strategies, and the completion, accretive effect and expected financial results of the Secure acquisition.  Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to its operations, markets and business environment generally.  If one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date hereof, and the Company assumes no obligation to update them. Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, in its other filings with the Securities and Exchange Commission and in its press releases.

Non-GAAP Financial Measures
This press release includes financial measures for operating margin that are based on measures of income from operations that exclude certain items and therefore do not follow U.S. generally accepted accounting principles (GAAP).  A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) can be found at the end of the Company’s Fourth Quarter 2015 Earnings Presentation, a copy of which is provided on the Investor Relations page of the Company’s website at http://www.bench.com/InvestorRelations/Pages/Overview.aspx.  Management discloses non-GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends.  Management uses non-GAAP measures of income from operations that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance.  The Company’s non-GAAP information is not necessarily comparable to non-GAAP information used by other companies.  Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of the Company’s profitability or liquidity.  Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Additional Information and Where to Find It
Benchmark intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2016 Annual Meeting. Benchmark shareholders are strongly encouraged to read any such proxy statement, the accompanying white proxy card and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information.

Benchmark, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Benchmark shareholders in connection with the matters to be considered at Benchmark’s 2016 Annual Meeting. Information about Benchmark’s directors and executive officers is available in Benchmark’s proxy statement, dated April 2, 2015, for its 2015 Annual Meeting. To the extent holdings of Benchmark’s securities by such directors or executive officers have changed since the amounts printed in the 2015 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Benchmark’s 2016 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Benchmark with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at Benchmark’s website at www.bench.com or by contacting Benchmark Investor Relations at (979) 849-6550.

Contact:

Benchmark Electronics, Inc.
Lisa Weeks
979-849-6550 (ext. 1361)
or
MacKenzie Partners, Inc.
Paul Schulman
212-929-5364
or
Joele Frank, Wilkinson Brimmer Katcher
Andrew Siegel, Jim Golden, Mahmoud Siddig
212-355-4449